UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2006
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 3 and April 6, 2006, Transmeta Corporation, a Delaware corporation (“Transmeta”), entered into a series of new project agreements for Transmeta to continue providing design and engineering services to Sony Computer Entertainment Inc. and Sony Corporation (collectively, the “Sony Group”) during the second year of the two-year design services agreement between Transmeta and the Sony Group first announced in March 2005. Transmeta’s first set of project agreements with the Sony Group expired by their terms on March 31, 2006, corresponding to the Sony Group’s fiscal year end. The new project agreements provide for Transmeta to perform a variety of design and engineering services for the Sony Group over project periods ranging from three months to one year, ending March 31, 2007. Under the new project agreements, Transmeta initially will provide the services of more than 100 engineers in the second quarter of 2006 to work on advanced projects for Sony Group. Transmeta and the Sony Group are currently discussing additional potential engineering projects for Transmeta to perform for the Sony Group under the design services agreement, but there can be no assurance that the parties will enter into any additional project agreements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: April 7, 2006	By:	/s/ John O’Hara Horsley
John O’Hara Horsley,
Executive Vice President, General Counsel & Secretary